UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 28, 2012

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On November 28, 2012, Abbott Laboratories (“Abbott”) entered into a Separation and Distribution Agreement with AbbVie Inc., a wholly owned subsidiary of Abbott (“AbbVie”), that sets forth, among other things, the agreements between Abbott and AbbVie regarding the principal transactions necessary to effect the planned separation of Abbott’s research-based pharmaceuticals business and the distribution of 100% of AbbVie’s outstanding common stock to Abbott’s shareholders (the “Separation and Distribution”).  It also sets forth other agreements that govern certain aspects of Abbott’s ongoing relationship with AbbVie after the completion of the Separation and Distribution.  A summary of important features of the Separation and Distribution Agreement can be found in AbbVie’s information statement, which was attached as Exhibit 99.1 to Amendment No. 6 to AbbVie’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 30, 2012, under the section entitled “Certain Relationships and Related Person Transactions—The Separation Agreement,” which is incorporated by reference into this Item 1.01.  The description of the Separation and Distribution Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement attached hereto as Exhibit 2.1.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreements

On November 30, 2012, Abbott entered into Agreements Regarding Change in Control (“Agreements”) with certain of its executive officers, including Thomas C. Freyman, Richard A. Gonzalez and Laura J. Schumacher, effective December 1, 2012.  The Agreement with Ms. Schumacher replaces her prior Agreement Regarding Change in Control with Abbott.  Miles D. White, Abbott’s Chairman of the Board and Chief Executive Officer, is not party to an Agreement Regarding Change in Control with Abbott.

The Agreements generally contain substantially the same terms as Abbott’s prior form of change in control agreement, except that the Agreements: (i) do not include an automatic renewal feature; (ii) do not provide the executive with the right to receive a tax equalization “gross-up” payment from Abbott if the executive is subject to the “golden parachute” excise tax, and reduce the executive’s change in control severance payments to prevent application of the excise tax if such a reduction would leave the executive in a better after-tax position than if the payments were not reduced and the tax were applied; and (iii) do not allow the executive to receive change in control severance benefits upon a resignation for any reason during a 30-day period commencing after the six-month anniversary of the change in control (but still provide that if the executive’s employment is terminated by the Company without cause or by the executive in a “good reason” termination during the two-year period following the change in control, the executive will be eligible to receive change in control severance benefits).

The foregoing description is qualified in its entirety by reference to the text of the Agreements, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendments to Grantor Trust-Funded Plans

Abbott has amended certain grantor trust-funded compensation plans, including the 1986 Abbott Laboratories Management Incentive Plan, the 1998 Abbott Laboratories Performance Incentive Plan, the Abbott Laboratories 401(k) Supplemental Plan, the Abbott Laboratories Supplemental Pension Plan, and the Abbott Laboratories Non-Employee Directors’ Fee Plan.  The amendments modify the grantor trust provisions of such plans to express benefits on a pre-tax basis and to thereby eliminate all tax gross-up features, and they apply to all participants who retire or otherwise leave employment with Abbott on or after January 1, 2013.

Some statements in this Form 8-K may be forward-looking statements for purposes of the Private Securities

Litigation Reform Act of 1995, including the planned separation and distribution of Abbott’s research-based pharmaceutical company from its diversified medical products businesses and the expected titles of AbbVie’s officers.  Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2011 and in Item 1A, “Risk Factors,” to Abbott’s quarterly reports on Securities and Exchange Commission Form 10-Q for the quarters ended September 30, 2012 and June 30, 2012, which sections are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by applicable law.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Separation and Distribution Agreement, dated as of November 28, 2012, by and between Abbott Laboratories and AbbVie Inc.*
10.1	Form of Agreement Regarding Change in Control by and between Abbott Laboratories and certain named executive officers

* Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Abbott will furnish supplemental copies of any such schedules or exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: November 30, 2012	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Separation and Distribution Agreement, dated as of November 28, 2012, by and between Abbott Laboratories and AbbVie Inc.*
10.1	Form of Agreement Regarding Change in Control by and between Abbott Laboratories and certain named executive officers

* Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Abbott will furnish supplemental copies of any such schedules or exhibits to the U.S. Securities and Exchange Commission upon request.